                                                              EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                12 Weeks Ended
                                                              ------------------------------------------------------
                                                                   June 20, 1998               June 14, 1997
                                                              ------------------------      ------------------------
                                                               Diluted         Basic         Diluted         Basic
                                                              ---------      ---------      ---------      ---------
Income before extraordinary loss                              $   193.2      $   193.2      $   134.1      $   134.1
Extraordinary loss                                                 --             --             (4.2)          (4.2)
                                                              ---------      ---------      ---------      ---------
Net income                                                    $   193.2      $   193.2      $   129.9      $   129.9
                                                              =========      =========      =========      =========


Weighted average common shares outstanding                        480.2          480.2          464.7          464.7
                                                                             =========                     =========
Common share equivalents                                           28.0                          35.9
                                                              ---------                     ---------
   Weighted average shares outstanding                            508.2                         500.6
                                                              =========                     =========


Earnings per common share and common
  share equivalent:

   Income before extraordinary loss                           $    0.38      $    0.40      $    0.27      $    0.29
   Extraordinary loss                                              --             --            (0.01)         (0.01)
                                                              ---------      ---------      ---------      ---------
   Net income                                                 $    0.38      $    0.40      $    0.26      $    0.28
                                                              =========      =========      =========      =========


Calculation of common share equivalents:

        Options and warrants to purchase common shares             49.0                          60.2
        Common shares assumed purchased with potential
             proceeds                                             (21.0)                        (24.3)
                                                              ---------                     ---------
        Common share equivalents                                   28.0                          35.9
                                                              =========                     =========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares               $   798.1                     $   547.7
        Common stock price used under the treasury
             stock method                                     $   37.97                    $    22.52
        Common shares assumed purchased with
             potential proceeds                                    21.0                          24.3

                                                                EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                  24 Weeks Ended
                                                              -----------------------------------------------------
                                                                    June 20, 1998                June 14, 1997
                                                              ------------------------      -----------------------
                                                               Diluted           Basic       Diluted          Basic
                                                              ---------          -----      ---------         -----
Income before extraordinary loss                              $   358.0          358.0      $   256.6         256.6
Extraordinary loss                                                 --             --             (4.2)         (4.2)
                                                              ---------          -----      ---------         -----
Net income                                                    $   358.0          358.0      $   252.4         252.4
                                                              =========          =====      =========         =====


Weighted average common shares outstanding                        479.1          479.1          453.9         453.9
                                                                                 =====                        =====
Common share equivalents                                           28.3                          36.5
                                                              ---------                     ---------
Weighted average shares outstanding                               507.4                         490.4
                                                              =========                     =========

Earnings per common share and common
  share equivalent:

        Income before extraordinary loss                      $    0.71           0.75      $    0.52          0.57
        Extraordinary loss                                         --             --            (0.01)        (0.01)
                                                              ---------          -----      ---------         -----
        Net income                                            $    0.71           0.75      $    0.51          0.56
                                                              =========          =====      =========         =====


Calculation of common share equivalents:

        Options and warrants to purchase common shares             49.8                          61.2
        Common shares assumed purchased with potential
             proceeds                                             (21.5)                        (24.7)
                                                              ---------                     ---------
        Common share equivalents                                   28.3                          36.5
                                                              =========                     =========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares               $   784.3                     $   569.9
        Common stock price used under the treasury
             stock method                                     $   36.45                    $    23.08
        Common shares assumed purchased with
             potential proceeds                                    21.5                          24.7